Exhibit 99.1

Independence Realty Trust Announces Third Quarter 2018 Financial Results

Further executes on capital recycling initiatives and value add program

Closes $200 million term loan to refinance line of credit borrowings

PHILADELPHIA – (BUSINESS WIRE) – November 1, 2018 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its third quarter 2018 financial results.

Third Quarter Highlights

•	Since the inception of the value add program, IRT has completed renovations in 847 units, achieving a weighted average return on investment of 18%.

•

Net income allocable to common shares of $4.8 million for the quarter ended September 30, 2018 as compared to $1.1 million for the quarter ended September 30, 2017.  Earnings per diluted share of $0.05 for the quarter ended September 30, 2018 as compared to $0.02 for the quarter ended September 30, 2017.

•

Core Funds from Operations (“CFFO”) of $16.5 million for the quarter ended September 30, 2018 as compared to $14.0 million for the quarter ended September 30, 2017. CFFO per share was $0.19 for the third quarter of 2018.

•	Adjusted EBITDA of $24.7 million for the quarter ended September 30, 2018 as compared to $20.2 million for the quarter ended September 30, 2017.

Included later in this press release are definitions of CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary:

“The third quarter was highlighted by continued momentum in rental rate growth across the portfolio, as well as the ongoing execution of our accretive capital recycling initiative,” said Scott Schaeffer, IRT’s Chairman and CEO. “Since the beginning of the third quarter, we have identified four high quality communities across key markets that are a perfect fit with our investment thesis. We have completed the acquisition of three of these properties and expect to close on the fourth acquisition and the sales of four of our held for sale assets in the fourth quarter of 2018.”

Schaeffer continued, “Our return on investment from the value add program remains on track with strong demand for renovated units generating rental rate growth of 19% since inception. We have experienced a greater than anticipated near-term impact to occupancy at four of our 14 value add communities as a result of disruption from the renovations. Despite the near-term occupancy impact, we still expect same store NOI growth to accelerate in the fourth quarter. This growth is driven by a larger contribution from the value add program and strong NOI growth in our non-value add communities. As we look ahead to 2019 and beyond, we are confident that this multi-phased approach to value add provides us with a clear roadmap to deliver outsized returns and will be a key driver of our long-term growth profile.”

Same Store Property Operating Results

	Third Quarter 2018 Compared to Third Quarter 2017(1)	Nine Months Ended 9/30/18 Compared to Nine Months Ended 9/30/17(1)
Rental income	1.6% increase	1.7% increase
Total revenues	1.9% increase	2.0% increase
Property level operating expenses	2.0% increase	1.9% increase
Net operating income (“NOI”)	1.9% increase	2.2% increase
Portfolio average occupancy	80 bps decrease to 94.1%	10 bps decrease to 94.5%
Portfolio average rental rate	2.5% increase to $1,041	2.1% increase to $1,028
NOI Margin	No change – 59.2%	No change – 59.6%

(1)	Same store portfolio for the three and nine months ended September 30, 2018 includes 37 properties, which represent 10,329 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude seven communities that are part of our Value Add program for the three and nine months ended September 30, 2018. These seven properties started Value Add initiatives during 2018 and have experienced short-term disruption in occupancy and NOI growth.

	Third Quarter 2018 Compared to Third Quarter 2017, Excluding Value Add (1)	Nine Months Ended 9/30/18 Compared to Nine Months Ended 9/30/17, Excluding Value Add (1)
Rental income	2.5% increase	2.1% increase
Total revenues	3.0% increase	2.5% increase
Property level operating expenses	2.9% increase	2.9% increase
Net operating income (“NOI”)	3.0% increase	2.3% increase
Portfolio average occupancy	40 bps increase to 95.3%	60 bps increase to 95.3%
Portfolio average rental rate	2.0% increase to $1,039	1.6% increase to $1,027
NOI Margin	No change – 59.1%	20 bps decrease to 59.5%

(1)	Same store portfolio, excluding value add, includes 30 properties, which represent 7,976 units for the three and nine months ended September 30, 2018.

Capital Recycling

As previously announced, during the third quarter, IRT commenced a capital recycling initiative aimed to dispose of assets in markets that lack scale, in order to invest in attractive non-gateway markets where scale has been, or can be, achieved. As part of this capital recycling initiative, we have identified four acquisitions in our target markets.  We completed two of those acquisitions in July 2018, one in October 2018, and we expect to complete the fourth acquisition in November 2018.

•	On July 11, 2018, IRT acquired a 348-unit community in Tampa, FL for $43.0 million. As of July 6, 2018, the community was 94.5% occupied with average rent per unit of $1,029.

•	On July 26, 2018, IRT acquired a 232-unit community in Columbus, OH for $21.2 million. As of July 25, 2018, the community was 97.0% occupied with average rent per unit of $850.

•	On October 11, 2018, IRT acquired a 260-unit community in Atlanta, GA for $30.5 million. As of October 9, 2018, the community was 94.2% occupied with average rent per unit of $993.

•

In September 2018, we entered into an agreement to acquire a 276-unit community located in Tampa, FL for a purchase price of $47.0 million. We expect this acquisition to close in November 2018. As of October 22, 2018, the community was 95.3% occupied with average rent per unit of $1,220.

IRT closed these acquisitions using proceeds from its line of credit in advance of completing sales associated with IRT’s capital recycling initiative.

Term Loan Agreement

On October 30, 2018, IRT entered into a five-year, $200 million unsecured term loan that will mature in January 2024. The proceeds were used to paydown borrowings outstanding under the revolving portion of IRT’s $300.0 million unsecured credit facility. The term loan bears interest at a spread over LIBOR, based on IRT’s overall leverage. At closing, the spread to LIBOR was 145 basis points. To continue IRT’s practice of reducing exposure to floating interest rates, IRT purchased a collar that caps LIBOR at 2.50%, subject to a floor on LIBOR of 2.25%, during the five-year term.

At-the-Market Offering

During the third quarter of 2018, IRT issued 1,861,508 shares of common stock under IRT’s at-the-market sales program at a weighted average per share price of $10.32, yielding net proceeds of approximately $18.8 million.

Capital Expenditures

For the three months ended September 30, 2018, recurring capital expenditures for the total portfolio were $2.3 million, or $146 per unit. For the nine months ended September 30, 2018, recurring capital expenditures for the total portfolio were $5.4 million, or $344 per unit.

Revised 2018 EPS and CFFO Guidance

Following IRT’s performance for the first nine months of 2018 and the expected impact of the value add program during the fourth quarter of 2018, the Company is revising its 2018 full year EPS and CFFO guidance. EPS per diluted share is now projected to be in a range of $0.38 to $0.42. CFFO per diluted share, a non-GAAP financial measure, is now projected to be in the range of $0.74 to $0.75. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, is included below. Also included below are the primary assumptions underlying these estimates. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance
2018 Full Year EPS and CFFO Guidance (1)	Low	High	Low	High
Net income allocable to common shares	$0.48	$0.75	$0.38	$0.42
Earnings per share	$0.48	$0.75	$0.38	$0.42

2018 EPS and CFFO Guidance
Net income allocable to common shares	$0.48	$0.75	$0.38	$0.42
Adjustments:
Depreciation and amortization	0.48	0.48	0.50	0.50
Gains on sale of assets (2)	(0.27)	(0.49)	(0.19)	(0.22)
Share base compensation	0.03	0.03	0.03	0.03
Amortization of deferred financing fees	0.02	0.02	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.79	$0.74	$0.75

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2018 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the following key assumptions for our 2018 performance.

(2)	Current guidance assumes four of the five held for sale assets are sold during 2018, with the fifth held for sale asset expected to be sold in early 2019.

Same Store Communities	Previous 2018 Outlook	Current 2018 Outlook
Number of properties/units	37 properties /10,329 units	37 properties /10,329 units
Property revenue growth	3.0% to 4.0%	2.15% to 2.25%
Controllable property operating expense growth	1.6% to 2.0%	0.5% to 0.6%
Real estate tax and insurance expense increase	4.6% to 5.6%	3.5% to 3.6%
Total real estate operating expense growth	2.5% to 3.5%	1.6% to 1.7%
Property NOI growth	3.0% to 4.0%	2.5% to 2.7%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$8.0 to $9.0 million	$8.4 to $8.7 million

Transaction/Investment Volume
Acquisition volume (1)	$160 to $180 million	$142 million
Disposition volume (2)	$170 to $190 million	$136 to $139 million

Capital Expenditures
Recurring	$7.8 to $8.8 million	$7.6 to $8.0 million
Value add & non-recurring	$32 to $40 million	$27 to $32 million

(1)	Acquisition volume is for the period after the announcement of the capital recycling program in July 2018.
(2)	Disposition volume assumes four of the five held for sale assets are sold during 2018, with the fifth held for sale asset expected to be sold in early 2019.

Value Add Update and Revised Same Store NOI Guidance Impact

Value add initiatives, comprised of renovations and upgrades at selected communities to drive increased rental rates, remain a core component of IRT’s growth strategy for 2018 and beyond. We currently have plans to execute on two phases of value add projects covering 4,317 units across 14 communities. Seven of these 14 communities are part of the same store portfolio.  These value add initiatives have an estimated total investment of approximately $50.0 million and are expected to unlock an additional $8.0 to $9.0 million in NOI by the end of 2019.

During the third quarter of 2018, IRT continued its value add program, with redevelopment completed in 847 units across 12 communities. The value add projects at these communities are expected to be completed throughout 2018 and 2019 and have provided an 18% return on investment to date, based on the $173 per unit per month rent premium that has been generated. See the “Value Add Summary” within our Supplemental Information for additional detail.

IRT experienced lower-than-anticipated occupancy levels at four of its 14 value add communities as a result of lower-than-projected renewal rates due to the disruption from the renovations. The Company expects to stabilize occupancy at the four communities by the first quarter of 2019. As a result of the near-term occupancy impact at the four communities, the Company is adjusting its fourth quarter and full-year same-store NOI growth guidance as follows:

	First Nine Months of 2018	Previous Q4 2018 Guidance	Current Q4 2018 Guidance	Previous FY 2018 Guidance	Current FY 2018 Guidance
Same Store NOI Growth	2.2%	5.5% to 6.5%	3.3% to 4.0%	3.0% to 4.0%	2.5% to 2.7%

Distributions

On September 17, 2018, IRT’s Board of Directors declared a quarterly cash dividend for the third quarter of 2018 of $0.18 per share of IRT common stock, payable on October 19, 2018 to stockholders of record on October 5, 2018.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, Adjusted EBITDA and NOI.  Included at the end of this release is a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, November 1, 2018 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 1894247. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, November 1, 2019 by dialing 1.855.859.2056, access code 1894247.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that currently owns and operates 59 multifamily apartment properties, totaling 16,120 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2018 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended
	September 30, 2018			June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$4,787			$3,509		$3,412		$6,293		$1,097
Earnings (loss) per share -- diluted	$0.05			$0.04		$0.04		$0.08		$0.02
Total property revenue	$48,644			$46,734		$45,616		$42,307		$39,864
Total property operating expenses	$19,792			$18,703		$18,418		$16,610		$16,196
Net operating income	$28,852			$28,031		$27,198		$25,697		$23,668
NOI margin	59.3%			60.0%		59.6%		60.7%		59.4%
Adjusted EBITDA	$24,748			$23,722		$23,012		$21,743		$20,220
FFO per share	$0.18			$0.17		$0.17		$0.14		$0.13
CORE FFO per share	$0.19			$0.19		$0.18		$0.18		$0.19
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	94.7%			94.7%		100.0%		100.0%		94.7%
Portfolio Data:
Total gross assets	$1,782,186			$1,706,465		$1,689,689		$1,551,238		$1,497,546
Total number of properties	58			56		56		52		50
Total units	15,860			15,280		15,280		14,017		13,729
Period end occupancy	92.3%			93.8%		93.5%		94.0%		94.8%
Total portfolio average occupancy	93.5%			94.1%		93.7%		94.1%		94.7%
Total portfolio average effective monthly rent, per unit	$1,024			$1,009		$1,004		$1,003		$1,002
Same store period end occupancy (a)	93.2%			94.3%		94.2%		95.1%		95.0%
Same store portfolio average occupancy (a)	94.1%			94.8%		94.5%		94.8%		94.9%
Same store portfolio average effective monthly rent, per unit (a)	$1,041			$1,025		$1,018		$1,015		$1,015
Capitalization:
Total debt	$963,238			$911,772		$903,286		$778,442		$731,625
Common share price, period end	$10.53			$10.31		$9.18		$10.09		$10.17
Market equity capitalization	$945,615			$906,696		$806,671		$885,094		$880,257
Total market capitalization	$1,908,853			$1,818,468		$1,709,957		$1,663,536		$1,611,882
Total debt/total gross assets	54.0%			53.4%		53.5%		50.2%		48.9%
Net debt to adjusted EBITDA	9.7	x	(b)	9.5	x	9.7	x	8.8	x	8.9	x
Interest coverage	2.7	x		2.8	x	2.8	x	3.0	x	2.9	x
Common shares and OP Units:
Shares outstanding	88,920,879			87,044,121		86,973,397		84,708,551		83,518,603
OP units outstanding	881,107			899,215		899,215		3,011,351		3,035,654
Common shares and OP units outstanding	89,801,986			87,943,336		87,872,612		87,719,902		86,554,257
Weighted average common shares and units	88,585,940			87,543,931		87,466,518		86,646,371		75,009,859

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.
(b)

Net debt to adjusted EBITDA would be 9.3x if adjusted for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the announced capital recycling activities.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Funds From Operations (FFO):
Net Income (loss)	$4,836	$1,156	$11,881	$24,922
Adjustments:
Real estate depreciation and amortization	10,738	8,645	33,489	24,227
Net (gains) losses on sale of assets excluding defeasance costs	-	92	-	(18,621)
Funds From Operations	$15,574	$9,893	$45,370	$30,528
FFO per share	$0.18	$0.13	$0.52	$0.42
Core Funds From Operations (CFFO):
Funds From Operations	$15,574	$9,893	$45,370	$30,528
Adjustments:
Stock compensation expense	563	422	1,966	1,548
Amortization of deferred financing costs	309	282	1,078	1,160
Acquisition and integration expenses	-	569	-	956
Other depreciation and amortization	45	26	101	62
Other expense (income)	-	(12)	(52)	-
(Gains) losses on extinguishment of debt	-	-	-	572
Defeasance costs included in net gains (losses) on sale of assets	-	-	-	2,748
Acquisition related debt extinguishment expenses	-	2,781	-	2,781
Core Funds From Operations	$16,491	$13,961	$48,463	$40,355
CFFO per share	$0.19	$0.19	$0.55	$0.55
Weighted-average shares and units outstanding	88,585,940	75,009,859	87,870,135	72,801,899

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$19,399	$19,465	$19,123	$19,296	$19,042
Non same-store net operating income	9,453	8,566	8,075	6,401	4,626
Property management income	135	155	139	140	202
Property management expenses	(1,661)	(1,592)	(1,683)	(1,696)	(1,328)
General and administrative expenses	(2,578)	(2,872)	(2,734)	(2,398)	(2,322)
Acquisition and integration expenses	—	—	—	(386)	(569)
Depreciation and amortization expense	(10,783)	(11,583)	(11,224)	(9,912)	(8,671)
Interest expense	(9,129)	(8,594)	(8,340)	(7,129)	(6,963)
Other income (expense)	—	—	144	94	12
Net gains (losses) on sale of assets	—	—	—	2,952	(92)
Acquisition related debt extinguishment expenses	—	—	—	(843)	(2,781)
Net income (loss)	$4,836	$3,545	$3,500	$6,519	$1,156

(a)	Same store portfolio includes 37 properties, which represent 10,329 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
Net income (loss)	$4,836		$3,545		$3,500		$6,519		$1,156
Add-Back (Deduct):
Depreciation and amortization	10,783		11,583		11,224		9,912		8,671
Interest expense	9,129		8,594		8,340		7,129		6,963
Other (income) expense	—		—		(52)		(94)		(12)
Acquisition and integration expenses	—		—		—		386		569
Net (gains) losses on sale of assets	—		—		—		(2,952)		92
Acquisition related debt extinguishment expenses	—		—		—		843		2,781
Adjusted EBITDA	$24,748		$23,722		$23,012		$21,743		$20,220

INTEREST COST:
Interest expense	$9,129		$8,594		$8,340		$7,129		$6,963

INTEREST COVERAGE:	2.7	x	2.8	x	2.8	x	3.0	x	2.9	x

	Three Months Ended September 30,				Nine Months Ended September 30,
ADJUSTED EBITDA:	2018		2017		2018		2017
Net income (loss)	$4,836		$1,156		$11,881		$24,922
Add-Back (Deduct):
Depreciation and amortization	10,783		8,671		33,590		24,289
Interest expense	9,129		6,963		26,063		21,573
Other (income) expense	—		(12)		(52)		5
Acquisition and integration expenses	—		569		—		956
Net (gains) losses on sale of assets	—		92		—		(15,873)
(Gains) losses on extinguishment of debt	—		—		—		572
Acquisition related debt extinguishment expenses	—		2,781		—		2,781
Adjusted EBITDA	$24,748		$20,220		$71,482		$59,225

INTEREST COST:
Interest expense	$9,129		$6,963		$26,063		$21,573

INTEREST COVERAGE:	2.7	x	2.9	x	2.7	x	2.7	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as acquisition and integration expenses, asset sales, debt extinguishments and acquisition related debt extinguishment expenses. EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt.  (Dollars in thousands).

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total debt	$963,238	$911,772	$903,286	$778,442	$731,625
Less: cash and cash equivalents	(7,645)	(10,896)	(10,399)	(9,985)	(10,128)
Total net debt	$955,593	$900,876	$892,887	$768,457	$721,497

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total assets	$1,648,108	$1,583,117	$1,577,879	$1,450,624	$1,405,212
Plus: accumulated depreciation (a)	114,660	104,496	94,001	84,097	76,664
Plus: accumulated amortization	19,418	18,852	17,809	16,517	15,670
Total gross assets	$1,782,186	$1,706,465	$1,689,689	$1,551,238	$1,497,546
(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale